                                                                    EXHIBIT 99.1






For Further Information Contact:
Douglas W. Dougherty
Chief Financial Officer
(317) 594-2627

For Immediate Release:


             MARSH SUPERMARKETS ANNOUNCES THIRD-QUARTER FISCAL-2005
               EARNINGS PER DILUTED SHARE OF $0.33 COMPARED WITH
                   $0.29 FOR THE THIRD QUARTER OF FISCAL 2004


Indianapolis, IN, February 15, 2005

         Marsh Supermarkets, Inc. (NASDAQ: MARSA and MARSB) today announced its financial results for the third quarter of fiscal 2005. Total revenues for the quarter, which ended January 1, 2005, increased to $403,642,000 from $388,771,000 for the third quarter of fiscal 2004. Net income grew to $2,673,000, or $0.34 per diluted share, for the third quarter of fiscal 2005 from $2,324,000, or $0.29 per diluted share, for the comparable period in fiscal 2004.

         Don E. Marsh, Chairman and Chief Executive Officer, remarked, "As our third quarter results demonstrate, Marsh has continued to operate profitably in an environment that remains challenging competitively and economically. Although higher fuel prices drove much of our revenue growth for the third quarter, our continued investment in new and remodeled stores also contributed to growth in revenues for the third quarter of fiscal 2005, which represented our fifth consecutive quarterly increase in revenues. Since the third quarter of fiscal 2004, this investment included the opening of four new supermarkets and the remodeling of three supermarkets.

         "During the third quarter of fiscal 2005, we opened a new Marsh Supermarket in Indianapolis and completed the remodeling of two Marsh Supermarkets in Carmel and Noblesville, Indiana, while closing one Village Pantry store in Linden, Indiana. Subsequent to the end of the third quarter, we have opened a new Marsh Supermarket in Pendleton, Indiana, to replace a LoBill Foods store that closed. We also are scheduled to complete the remodeling of a Marsh Supermarket in Indianapolis and another in Marion, Indiana. Due both to our ongoing efforts to build our total revenues, as well as the opportunities created by changing demographics, we expect to continue to invest in our existing and new stores.


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         "We achieved our third-quarter growth in markets still affected by substantial unemployment and by competition. In addition, we are also continuing to experience higher commodities prices on a comparable-quarter basis, which pressured our gross margin for the third quarter. Despite this difficult operating environment, our ongoing focus on expense reduction, increased operating efficiency and asset management contributed to our sixth comparable-quarter increase in net income and earnings per diluted share.

         "In summary, our third-quarter results reflect our determined efforts to defend and enhance our longstanding position of leadership in our core markets; provide our customers exactly the right mix of the high quality products, outstanding service and competitive pricing they seek; and produce profitable growth and increased shareholder value. We understand the substantial challenges we face to achieve these goals, and we remain committed to achieving success."

         In light of recent industry communications, including a February 7, 2005, letter from the Chief Accountant of the Securities and Exchange Commission to the Chairman, Center for Public Company Audit Firms, the Company is reviewing certain aspects of its accounting for leases and leasehold improvements to determine whether certain changes in its accounting that may accelerate the recognition of rent and depreciation expenses are required by GAAP. The Company is discussing these matters with its independent auditors and has not reached a conclusion regarding whether a change is required or the amount of any such change. Based on a preliminary analysis, the Company believes that any adjustments that may result from its review would not affect cash flows and would not be material to its financial condition. The Company expects to complete its review during its fourth quarter ending April 2, 2005.


         Marsh is a leading regional chain, operating 69 Marsh(R) supermarkets, 40 LoBill(R) Foods stores, 8 O'Malia(R) Food Markets, 162 Village Pantry(R) convenience stores, 1 Arthur's Fresh Market, and 1 Savin*$(SM), in Indiana and western Ohio. The Company also operates Crystal Food Services(SM), which provides upscale catering, cafeteria management, office coffee, coffee roasting, vending and concessions, restaurant management, Primo Banquet Catering and Conference Centers; Floral Fashions(R), McNamara(R) Florist and Enflora(R) - Flowers for Business.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This report includes certain forward-looking statements (statements other than those made solely with respect to historical fact). Actual results could differ materially and adversely from those contemplated by the forward-looking statements due to known and unknown risks and uncertainties, many of which are beyond the Company's control. The forward-looking statements and the Company's future results, liquidity and capital resources are subject to risks and uncertainties including, but not limited to, the following: the entry of new competitive stores and their impact on the Company; the Company's ability to improve comparable store sales; the level of discounting and promotional spending by competitors; the stability and timing of distribution incentives from suppliers; the level of margins achievable in the Company's operating divisions; softness in the local and national economies and the general retail food industry; the success of the Company's new and remodeled stores, including image and rebranding programs; potential interest rate increases on variable rate debt, as well as terms, costs and the availability of capital; the Company's ability to control employee medical costs; uncertainties regarding future real estate gains due to limited real estate holdings available for sale; the ability of the Company to predict and respond to changes in customer preferences and lifestyles; the ability of the Company to respond to commodity price fluctuations; uncertainties regarding gasoline prices and margins; the Company's ability to control costs including labor, rent, credit card, and workers compensation and general liability expense; the Company's ability to implement cost improvement initiatives; uncertainties related to state and federal taxation and tobacco and environmental legislation; the Company's ability to collect outstanding notes and accounts receivable; uncertainties associated with pension and other retirement obligations; the successful economic implementation of new technology; uncertainties related to the outcome of pending litigation; uncertainties regarding the outcome of the Company's review of certain aspects of lease and leasehold accounting; the impact of any acquisitions and dispositions; the timely and on budget completion of store construction, expansion, conversion and remodeling; and other known and unknown risks and uncertainties. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.


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                            MARSH SUPERMARKETS, INC.
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                    (In thousands, except per share amounts)
                                   (Unaudited)

                                             12 Weeks Ended             40 Weeks Ended
                                        -----------------------   --------------------------
                                        January 1    January 3,   January 1,      January 3,
                                          2005          2004         2005            2004
                                        ---------    ----------   ----------      ----------
Sales and other revenues                $401,752     $388,417     $1,325,222      $1,275,382
Gains from sales of property               1,890          354          3,164           2,168
                                        --------     --------      ---------       ---------
Total revenues                           403,642      388,771      1,328,386       1,277,550
Cost of merchandise sold, including
    warehousing and transportation,
    excluding depreciation               284,035      270,889        935,358         893,353
                                        --------     --------      ---------       ---------
Gross profit                             119,607      117,882        393,028         384,197
Selling, general and administrative      105,099      103,874        351,134         344,046
Depreciation                               5,815        5,781         19,387          19,203
                                        --------     --------      ---------       ---------
Operating income                           8,693        8,227         22,507          20,948
Interest                                   4,475        4,268         14,462          14,763
Other non-operating income                  --           --             (838)           (961)
                                        --------     --------      ---------       ---------
Income before income taxes                 4,218        3,959          8,883           7,146
Income taxes                               1,545        1,635          3,288           2,881
                                        --------     --------      ---------       ---------
Net income                              $  2,673     $  2,324     $    5,595      $    4,265
                                        ========     ========     ==========      ==========


Earnings per common share:
Basic                                   $    .34     $    .29     $      .71      $      .54
Diluted                                 $    .34     $    .29     $      .70      $      .53

Dividends declared per share            $    .13     $    .13     $      .39      $      .39
                                        ========     ========     ==========      ==========


See notes to condensed consolidated financial statements.


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                            MARSH SUPERMARKETS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)
                                   (Unaudited)

                                                               January 1,        January 3,
                                                                  2005              2004
                                                               ----------        ----------
Assets
Current assets:
   Cash and equivalents                                        $  47,302         $  39,609
   Accounts receivable, net                                       24,505            26,073
   Inventories                                                   133,731           128,064
   Prepaid expenses                                                6,367             6,420
   Recoverable income taxes                                        1,364             2,764
                                                               ---------         ---------
       Total current assets                                      213,269           199,930
   Property and equipment, less allowances
     for depreciation                                            304,272           299,150
   Other assets                                                   62,807            51,893
                                                               ---------         ---------
         Total Assets                                          $ 580,348         $ 550,973
                                                               =========         =========

Liabilities and Shareholders' Equity
Current liabilities:
   Accounts payable                                            $  83,460         $  78,633
   Accrued liabilities                                            52,487            51,936
   Current maturities of long-term liabilities                     5,361             3,364
                                                               ---------         ---------
       Total current liabilities                                 141,308           133,933

Long-term liabilities:
   Long-term debt                                                198,941           181,755
   Capital lease obligations                                      27,494            28,442
   Pension and post-retirement benefits                           46,356            45,748
                                                               ---------         ---------
       Total long-term liabilities                               272,791           255,945

Deferred items:
   Income taxes                                                   15,830            15,501
   Gains from sale/leasebacks                                     16,846            14,972
   Other                                                           3,359             1,620
                                                               ---------         ---------
       Total deferred items                                       36,035            32,093

Shareholders' Equity:
   Common stock, Classes A and B                                  26,615            26,455
   Retained earnings                                             133,328           133,081
   Cost of common stock in treasury                              (15,690)          (15,062)
   Deferred cost - restricted stock                                 (153)              (74)
   Notes receivable - stock purchases                                (11)              (14)
   Accumulated other comprehensive loss                          (13,875)          (15,384)
                                                               ---------         ---------
     Total shareholders' equity                                  130,214           129,002
                                                               ---------         ---------
       Total Liabilities and Shareholders' Equity              $ 580,348         $ 550,973
                                                               =========         =========


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                            MARSH SUPERMARKETS, INC.
            RECONCILIATION OF SALES AND OTHER COMPARABLE REVENUES (A)
              -----------------------------------------------------

                                                         12 Weeks Ended
                                                    -------------------------
                                                    January 1,     January 3,
                                                       2005           2004       % Change
                                                    ----------     ----------    --------
                                                      (000)          (000)
Total revenues                                       403,641        388,771        3.82%
                                                     -------        -------
Less:  other revenues,
  non-comparable sales and
  gains from sales of property (B)                    37,034         24,174
                                                     -------        -------

Comparable supermarket and
  convenience store sales                            366,607        364,597        0.55%

Less:  gasoline sales                                 34,619         26,277
                                                     -------        -------

Comparable supermarket
  and convenience store
  merchandise sales (C)                              331,988        338,320       (1.87)%
                                                     =======        =======



(A) Comparable stores include stores open at least one full year, replacement stores and format conversions.

(B) Other revenues and non-comparable sales include sales and revenues of both Crystal Foodservice and McNamara, as well as supermarket and convenience store revenues from video rental, lottery tickets, check cashing fees and other sources.

(C) The Company excludes gasoline sales from its analysis of comparable store sales because retail gasoline prices can fluctuate widely and frequently, making analytical comparisons difficult.


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